Exhibit 99.2

Issue Date: Apr. 21, 2011

Investor Update

This investor update provides forward-looking information about United Continental Holdings, Inc. (“the Company”) for the second quarter and full year of 2011. All year-over-year comparisons are based on the pro forma combined company financial statements published in our Nov. 2010, Dec. 2010 and Apr. 2011 Investor Updates and can be found on our website at http:\\ir.unitedcontinentalholdings.com under the title Pro Forma Results in the Investor Resources section of the website.

United Continental Holdings, Inc. Outlook Highlights

Capacity

The Company estimates its second quarter consolidated domestic available seat miles (ASMs) to be down between 0.6% and 1.6%, and its consolidated international ASMs to be up between 4.1% and 5.1% for a consolidated system ASMs increase of between 0.8% and 1.8% year-over-year. For the full year, the Company estimates consolidated domestic ASMs to be down between 2.0% and 3.0%, and consolidated international capacity to be up between 3.0% and 4.0% and consolidated system ASMs to be approximately flat, year-over-year.

Non-Fuel Expense Guidance

Second quarter consolidated cost per ASM (CASM), excluding fuel, profit sharing, certain accounting charges and merger-related expenses for the Company, is expected to be up 3.5% to 4.5%. For the full year, the Company estimates consolidated CASM, excluding fuel, profit sharing, certain accounting charges and merger-related expenses, will be up 1.5% to 2.5%.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of settled cash hedges, to be $3.09 per gallon for the second quarter and $3.14 per gallon for the full year based on the forward curve as of Apr. 18, 2011.

Non-Operating Income/(Expense)

Non-operating expense for the Company is estimated to be between $240 million and $250 million for the second quarter and between $910 million and $950 million for the full year. Non-operating income/(expense) includes interest expense, capitalized interest, interest income and other non-operating income/(expense).

Capital Expenditures and Scheduled Debt and Capital Lease Payments

In the second quarter, the Company expects a total of $0.3 billion of gross capital expenditures and $0.2 billion of net capital expenditures, both excluding purchase deposits of $39 million. For the full year, excluding approximately $200 million of purchase deposits, the Company expects gross capital expenditures to be approximately $1.1 billion and net capital expenditures to be approximately $0.9 billion.

Scheduled debt payments for the second quarter are estimated to be $1.2 billion, including $726 million in cash that the Company expects to pay to repurchase the UAL 4.5% convertible debt that noteholders can put to the Company in June 2011. Full year scheduled debt payments are estimated to be $2.6 billion.

Pension Expense and Contributions

The Company estimates that its non-cash pension expense will be approximately $100 million for 2011. This amount excludes non-cash settlement charges related to lump-sum distributions. In April, the Company made $33 million of cash contributions to its defined benefit pension plans for a total of $71 million in year to date contributions. The Company has a remaining minimum funding requirement of approximately $65 million for calendar year 2011.

Taxes

The Company currently expects to record minimal cash taxes in 2011.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 4.3 points, mainline international advance booked seat factor is down 1.8 points, mainline Atlantic advance booked seat factor is down 2.0 points, mainline Pacific advance booked seat factor is down 3.6 points and mainline Latin America advance booked seat factor is flat. Regional advance booked seat factor is up 1.2 points.

Company Outlook

Second Quarter 2011 Operational Outlook

	Estimated 2Q 2011			Year-Over-Year % Change Higher/(Lower)[1]			Estimated Full Year 2011			Year-Over-Year % Change Higher/(Lower)[1]
Capacity (Million ASM)
Mainline Capacity
Domestic	28,287	—	28,578	(2.8%)	—	(1.8%)
Atlantic	13,070	—	13,192	7.3%	—	8.3%
Pacific	9,611	—	9,708	(1.0%)	—	0.0%
Latin America	5,231	—	5,280	7.2%	—	8.2%
Total Mainline Capacity	56,119	—	56,758	0.6%	—	1.6%
Regional Capacity[2]	8,663	—	8,748	2.3%	—	3.3%
Consolidated Capacity
Domestic	36,534	—	36,906	(1.6%)	—	(0.6%)	142,019	—	143,483	(3.0%)	—	(2.0%)
International	28,328	—	28,600	4.1%	—	5.1%	109,884	—	110,951	3.0%	—	4.0%
Total Consolidated Capacity	64,862	—	65,506	0.8%	—	1.8%	251,903	—	254,434	(0.5%)	—	0.5%

Traffic (Million RPM)
Mainline Traffic	Traffic guidance to be provided at future date
Domestic
Atlantic
Pacific
Latin America
Total Mainline System Traffic
Regional System Traffic[2]
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic

Load Factor
Mainline Load Factor	Traffic guidance to be provided at future date
Domestic
Atlantic
Pacific
Latin America
Total Mainline Load Factor
Regional Load Factor[2]
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

1.	Year-over-year comparisons to 2010 pro forma operating statistics for United Airlines and Continental Airlines
2.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

Company Outlook

Second Quarter 2011 Financial Outlook

	Estimated 2Q 2011			Year-Over-Year % Change Higher/(Lower)[1]			Estimated Full Year 2011			Year-Over-Year % Change Higher/(Lower)[1]
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	Revenue guidance to be provided at future date
Regional Affiliates Passenger Unit Revenue (¢/ASM)
Consolidated Passenger Unit Revenue (¢/ASM)
Cargo, Mail and Other Revenue ($M)

Operating Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing	12.68	—	12.76	12.5%	—	13.2%	12.85	—	12.93	11.2%	—	11.9%
Regional Affiliates Unit Cost	19.11	—	19.19	9.1%	—	9.6%	19.18	—	19.34	9.5%	—	10.4%
Consolidated Unit Cost Excluding Profit Sharing	13.54	—	13.62	12.0%	—	12.6%	13.71	—	13.80	11.1%	—	11.8%

Non-Fuel Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Fuel and Profit Sharing	8.12	—	8.20	5.0%	—	6.0%	8.21	—	8.29	2.0%	—	3.0%
Regional Affiliates Unit Cost Excluding Fuel	11.64	—	11.72	(3.2%)	—	(2.5%)	11.85	—	12.01	(1.9%)	—	(0.7%)
Consolidated Unit Cost Excluding Fuel and Profit Sharing	8.59	—	8.67	3.5%	—	4.5%	8.70	—	8.79	1.5%	—	2.5%

Select Expense Measures ($M)
Aircraft Rent	$255
Depreciation and Amortization	$385

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	855						3,305
Regional Affiliates Fuel Consumption (Million Gallons)	190						735
Consolidated Fuel Consumption (Million Gallons)	1,045						4,040
Consolidated Fuel Price Excluding Hedges	$3.40 / Gallon						$3.32 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$3.09 / Gallon						$3.14 / Gallon

Non-Operating Income/(Expense) ($M)	($240) - ($250)						($910) - ($950)

Income Taxes
Income Tax Rate	0%						0%

Capital Expenditures ($B)
Gross Capital Expenditures ex Purchase Deposits	$0.3						$1.1
Net Capital Expenditures ex Purchase Deposits	$0.2						$0.9
Purchase Deposits ($M)	$39						$200

Debt and Capital Lease Obligations ($B)
Scheduled Debt and Capital Lease Obligations [3]	$1.2						$2.6

1.	Year-over-year comparisons to 2010 pro forma financials for UAL
2.	Excludes special charges. See non-GAAP to GAAP reconciliations
3.	Second quarter includes $726M of the UAL 4.5% convertible notes which can be put to the Company in June

Company Outlook

Historical Frequent Flyer Expense Reclassification

Effective Jan. 1, 2011, the Company reclassified expenses associated with the redemption of frequent flyer miles for awards other than travel on the United or Continental subsidiaries from net revenue to gross expense. As such, this change increases revenue and expenses by a like amount in each period but has no effect on earnings. In order to create meaningful year-over-year comparisons, we have restated the pro-forma financial statements to reflect this accounting standard for 2010. The adjustment that has been made from the prior pro-forma is:

	2010
Better / (Worse) in $M	1Q Pro Forma	2Q Pro Forma	3Q Pro Forma	4Q Combined
Revenue
Passenger Revenue
Mainline Passenger Revenue
Domestic	$7	$8	$8	$14
Atlantic	2	3	3	5
Pacific	3	3	3	6
Latin America	1	1	1	1
Total Mainline Passenger Revenue	13	15	15	26
Regional Passenger Revenue	2	3	3	4

Consolidated Passenger Revenue	15	18	18	30
Other Revenue
Other Operating Revenue	4	5	5	—

Total Revenue	$19	$23	$23	$30

Operating Expense
Other Operating Expense - Cost of Sales	19	23	23	30

Total Operating Expense	$19	$23	$23	$30

The following are pro-forma financial statements that include the reclassification in 2010:

	2010
(in $M, except per share data)	1Q Pro Forma	2Q Pro Forma	3Q Pro Forma	4Q Combined
Operating Revenue
Passenger:
Mainline	$5,151	$6,224	$6,657	$5,965
Regional Capacity Purchase	1,295	1,591	1,624	1,475

Total Passenger	6,446	7,815	8,281	7,440
Cargo	259	301	290	310
Other Operating Revenue	696	773	784	713

Total operating revenue	7,401	8,889	9,355	8,463

Operating Expenses
Aircraft Fuel	2,081	2,478	2,540	2,459
Salaries and Related Costs	1,758	1,881	2,028	1,822
Regional Capacity Purchase	584	610	624	602
Landing Fees and Other Rents	475	491	501	511
Depreciation and Amortization	386	372	383	403
Aircraft Maintenance Materials and Outside Repairs	358	370	382	386
Distribution Expenses	317	359	373	338
Aircraft Rent	254	255	256	256
Other Impairments, Merger-related Costs and Special Items	28	84	21	482
Other Operating Expenses	1,102	1,127	1,166	1,286

Total Operating Expenses	7,343	8,027	8,274	8,545

Earnings/(Loss) from Operations	$58	$862	$1,081	($82)
Other Income/(Expense)
Interest Expense, net	(254)	(244)	(252)	(243)
Miscellaneous, net	13	(11)	22	—

Total Other Income/(Expense), net	(241)	(255)	(230)	(243)

Income/(Loss) before Income Taxes and Equity in Earnings of Affiliates	(183)	607	851	(325)
Income Tax Benefit/(expense)	(1)	2	—	1

Income/(Loss) Before Equity in Earnings of Affiliates	(184)	609	851	(326)
Equity in Earnings of Affiliates, net of tax	1	2	1	1

Net Income/(Loss)	($183)	$611	$852	($325)

Earnings/(Loss) per share, basic	($0.58)	$1.94	$2.70	($1.01)
Earnings/(Loss) per share, diluted	(0.58)	1.57	2.16	(1.01)

Weighted average shares outstanding, basic	313	315	316	322
Weighted average shares outstanding, diluted	313	410	411	322

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth above.

	2Q 2011 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	329	329	$—
$1 million - $36 million	329	332	$—
$37 million - $61 million	329	372	$4
$62 million - $369 million	329	384	$7
$370 million or greater	329	388	$11

	Full Year 2011 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	329	329	$—
$1 million - $144 million	329	331	$—
$145 million - $247 million	329	371	$17
$248 million - $1,474 million	329	383	$26
$1,475 million or greater	329	387	$43

Company Outlook

Fuel Hedge Positions by Quarter

As of Apr. 18, 2011, the Company had hedged approximately 46% of its remaining 2011 expected consolidated fuel consumption, further details are as follows:

				2Q 2011			3Q 2011			4Q 2011
				% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price
WTI Crude Oil Swaps	($	/bbl	)	20%	$88.92		12%	$90.43		10%	$92.03
Heating Oil Swaps	($	/gal	)	12%	2.20		6%	2.24		—
WTI Crude Oil Call Options	($	/bbl	)	3%	91.00		14%	96.00		12%	98.79
Heating Oil Call Options	($	/gal	)	12%	2.21		6%	2.24		—
WTI Crude Oil Collars	($	/bbl	)	4%	94.53	65.00	—			—
Heating Oil Collars	($	/gal	)	7%	3.37	2.60	10%	3.32	2.58	9%	3.38	2.64

Total				58%			48%			31%

Fuel Price Sensitivity

The table below outlines the company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of Apr. 18, 2011:

Crude Oil Price*	Cash Settled Hedge Impact	1Q11	2Q11	3Q11	4Q11	FY11

$130 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.95	$4.01	$3.99	$3.74
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.56)	($0.41)	($0.19)	($0.34)

$120 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.71	$3.77	$3.76	$3.56
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.45)	($0.30)	($0.13)	($0.26)

$110 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.47	$3.53	$3.52	$3.37
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.34)	($0.20)	($0.06)	($0.19)

$107.12 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.40	$3.46	$3.45	$3.32
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.32)	($0.20)	($0.04)	($0.18)

$100 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.23	$3.29	$3.28	$3.19
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.24)	($0.10)	($0.00)	($0.13)

$90 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.00	$3.06	$3.04	$3.01
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.14)	($0.03)	$0.03	($0.08)

$80 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$2.76	$2.82	$2.80	$2.83
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.05)	$0.03	$0.05	($0.03)

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with April 18th, 2011 forward prices, and a parallel crude forward price curve consistent with Apr. 18, 2011 forward prices. Row headings refer to illustrative spot closing prices on Apr. 18, 2011.
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

Company Outlook

Fleet Plan

As of Apr. 21, 2011, the Company’s fleet plan, including aircraft operated by the Company or on the Company’s behalf under a capacity purchase agreement, is as follows:

Mainline Aircraft

	United & Continental Airlines Combined
	YE 2010	1Q 2011 Δ	2Q 2011 Δ	3Q 2011 Δ	4Q 2011 Δ	YE 2011	FY YOY Δ
B747-400	25	(1)	—	—	(1)	23	(2)
B777-200	74	—	—	—	—	74	—
B767-200/300/400	61	—	—	—	—	61	—
B757-200/300	158	—	—	—	—	158	—
B737-500/700/800/900	240	1	1	1	—	243	3
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	710	—	1	1	(1)	711	1

Regional Aircraft

	United & Continental Airlines Combined
	YE 2010	1Q 2011 Δ	2Q 2011 Δ	3Q 2011 Δ	4Q 2011 Δ	YE 2011	FY YOY Δ
Q400	20	6	3	1	—	30	10
Q300	—	—	4	1	—	5	5
Q200	16	—	—	—	—	16	—
ERJ-145	273	3	(7)	(1)	—	268	(5)
CRJ200	81	(2)	—	—	—	79	(2)
CRJ700	115	—	—	—	—	115	—
EMB 120	9	—	—	—	—	9	—
EMB 170	38	—	—	—	—	38	—

Total Regional Aircraft	552	7	—	1	—	560	8

Total Aircraft	1,262	7	1	2	(1)	1,271	9

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the Company’s operating performance more difficult.

Mainline operating expense per ASM – CASM (cents)	2Q 2011 Estimate		FY 2011 Estimate
	Low	High	Low	High
Mainline operating expense excluding profit sharing	12.68	12.76	12.85	12.93
Special items and other exclusions (a)	—	—	—	—

Mainline operating expense excluding profit sharing and special items (b)	12.68	12.76	12.85	12.93
Less: fuel expense (c)	(4.56)	(4.56)	(4.64)	(4.64)

Mainline operating expense excluding fuel, profit sharing and special items (c)	8.12	8.20	8.21	8.29

Regional expense per ASM – CASM (cents)	2Q 2011 Estimate		FY 2011 Estimate
	Low	High	Low	High
Regional operating expense	19.11	19.19	19.18	19.34
Less: Regional fuel expense	(7.47)	(7.47)	(7.33)	(7.33)

Regional CASM excluding fuel	11.64	11.72	11.85	12.01

Consolidated operating expense per ASM – CASM (cents)	2Q 2011 Estimate		FY 2011 Estimate
	Low	High	Low	High
Consolidated operating expense excluding profit sharing	13.54	13.62	13.71	13.80
Special items and other exclusions (a)	—	—	—	—

Consolidated operating expense excluding profit sharing and special items (b)	13.54	13.62	13.71	13.80
Less: fuel expense (c)	(4.95)	(4.95)	(5.01)	(5.01)

Consolidated expense excluding fuel, profit sharing and special items (c)	8.59	8.67	8.70	8.79

(a)	Operating expense per ASM – CASM excludes special items, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special items and charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these items with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com